REGISTERED                                                          $[        ]
No. ______


                       SEE REVERSE FOR CERTAIN DEFINITIONS

                                                  CUSIP NO.


         THE PRINCIPAL OF THIS CLASS [ ] TRANSITION BOND WILL BE PAID IN INSTALMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS [ ] TRANSITION BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


                          PECO ENERGY TRANSITION TRUST

                    TRANSITION BONDS, SERIES [    ], Class [    ].


Bond                    Original Principal                      Expected Final
Rate                          Amount                           Amortization Date
----                          ------                           -----------------
[   ]%                      $[        ]                            [ ], [ ]


         PECO Energy Transition Trust, a statutory business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to the Registered Holder hereof, or registered assigns, the Original Principal Amount shown above in [monthly][quarterly][semi-annual] instalments on the Payment Dates and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02(e) of the Indenture, in each year, commencing on the date determined as provided on the reverse hereof and ending on or before the Class Rated Final Payment Date, to pay the entire unpaid principal hereof on the Class Final Maturity Date and to pay interest, at [the Bond Rate shown above][a floating rate calculated as follows [insert formula]], on each [ ] or if any such day is not a Business Day, the next succeeding Business Day, commencing on [ ], 2000 and continuing until the earlier of the payment of the principal hereof and the Class Termination Date (each a "Payment Date"), on the principal amount of this Class [ ] Transition Bond outstanding from time to time. Interest on this Class [ ] Transition Bond will accrue for each Payment Date from the most recent

Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from [ ], 2000. Interest will be computed on the basis of [a 360-day year of twelve 30-day months]. Such principal of and interest on this Class [ ] Transition Bond shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Class [ ] Transition Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class [ ] Transition Bond shall be applied first to interest due and payable on this Class [ ] Transition Bond as provided above and then to the unpaid principal of and premium, if any, on this Class [ ] Transition Bond, all in the manner set forth in Section 8.02(e) of the Indenture.

         Reference is made to the further provisions of this Class [ ] Transition Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class [ ] Transition Bond.

         Unless the certificate of authentication hereon has been executed by the Bond Trustee whose name appears below by manual signature, this Class [ ] Transition Bond shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an Authorized Officer of the Issuer Trustee.

Date:


                                        PECO ENERGY TRANSITION TRUST,

                                              by First Union Trust Company,
                                                 National Association, not in
                                                 its individual capacity but
                                                 solely as Issuer Trustee,

                                              by
                                                   ---------------------------
                                                   Name:
                                                   Title:

                  BOND TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated:                 , 2000
      -----------------


         This is one of the Class [ ] Transition Bonds of the Series [ ] Transition Bonds, designated above and referred to in the within-mentioned Indenture.


                                              THE BANK OF NEW YORK,

                                                by
                                                    --------------------------
                                                    Authorized Signatory

                          [REVERSE OF TRANSITION BOND]


         This Series [ ], Class [ ] Transition Bond is one of a duly authorized issue of Transition Bonds of the Issuer, designated as its Transition Bonds (herein called the "Transition Bonds"), issued and to be issued in one or more Series, which Series are issuable in one or more Classes, and this Series [ ] Transition Bond, in which this Class [ ] Transition Bond represents an interest, consists of [ ] Classes, including the Class [ ] Transition Bonds (herein called the "Class [ ] Transition Bonds"), all issued and to be issued under an indenture dated as of March 1, 1999, and a series supplement thereto dated as of [ ], [2000] (such series supplement, as supplemented or amended, the "Supplement" and, collectively with such indenture, as supplemented or amended, the "Indenture"), each between the Issuer and The Bank of New York, as Bond Trustee (the "Bond Trustee", which term includes any successor bond trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the Collateral property pledged, the nature and extent of the security, the respective rights, obligations and immunities thereunder of the Issuer, the Bond Trustee and the Holders of the Transition Bonds and the terms and conditions under which additional Transition Bonds may be issued. All terms used in this Class [ ] Transition Bond that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in the Indenture.

         The Class [ ] Transition Bonds, the other Classes of Series [ ] Transition Bonds and any other Series of Transition Bonds issued by the Issuer are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.

         The principal of this Class [ ] Transition Bond shall be payable on each Payment Date only to the extent that amounts in the Collection Account are available therefor, and only until the outstanding principal balance thereof on such Payment Date (after giving effect to all payments of principal, if any, made on such Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule which is attached to the Supplement as Schedule A, unless payable earlier either because (i) an Event of Default shall have occurred and be continuing and the Bond Trustee or the Holders of Transition

Bonds representing not less than a majority of the Outstanding Amount of the Transition Bonds of all Series have declared the Transition Bonds to be immediately due and payable in accordance with Section 5.02 of the Indenture,
(ii) the Issuer, at its option, shall have called for the redemption of the Series [ ] Transition Bonds in whole or from time to time in part pursuant to
Section 10.01 of the Indenture [or][,] (iii) the Issuer shall have called for the redemption of the Series [ ] Transition Bonds pursuant to Section 10.02 of the Indenture if the Seller is required to pay Liquidated Damages pursuant to
Section 5.01(c) or (d) of the Sale Agreement [or (iv) the Issuer shall have called for the redemption of the Series [ ] Transition Bond in whole or from time to time in part pursuant to Section 6(a) or 6(b) of the Supplement]. However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02(e) of the Indenture. The entire unpaid principal amount of this Class [ ] Transition Bond shall be due and payable on the earlier of the Class Final Maturity Date hereof and the Redemption Date, if any, herefor. Notwithstanding the foregoing, the entire unpaid principal amount of the Transition Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Bond Trustee or the Holders of the Transition Bonds representing not less than a majority of the Outstanding Amount of the Transition Bonds have declared the Transition Bonds to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class [ ] Transition Bonds shall be made pro rata to the Class [ ] Transition Bondholders entitled thereto based on the respective principal amounts of the Class [ ] Transition Bonds held by them.

         Payments of interest on this Class [ ] Transition Bond due and payable on each Payment Date, together with the instalment of principal or premium, if any, due on this Class [ ] Transition Bond on such Payment Date shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Class [ ] Transition Bond (or one or more Predecessor Transition Bonds) in the Transition Bond Register as of the close of business on the Record Date or in such other manner as may be provided in the Supplement, except that with respect to Class [ ] Transition Bonds registered on the Record Date in the name of a Clearing Agency, payments will be made by wire transfer in immediately available funds to the account designated by such Clearing Agency and except for the final instalment of principal and premium, if any, payable with respect to this Class
[ ] Transition Bond on a Payment Date which shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears in the Transition Bond Register as of the applicable Record Date without requiring that this Class [ ] Transition Bond be submitted for notation of payment. Any reduction in the principal amount of this Class [ ] Transition Bond (or any one or more Predecessor Transition Bonds) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class [ ] Transition Bond and of any Class [ ] Transition Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class [ ] Transition Bond on a Payment Date, then the Bond Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed no later than five days prior to such final Payment Date and shall specify that such final instalment will be payable only upon presentation and surrender of this Class [ ] Transition Bond and shall specify the place where this Class [ ] Transition Bond may be presented and surrendered for payment of such instalment.

         The Issuer shall pay interest on overdue instalments of interest on this Class [ ] Transition Bond at the Class [ ] Bond Rate to the extent lawful.

         As provided in the Indenture, the Class [ ] Transition Bonds may be redeemed, in whole or from time to time in part, at the option of the Issuer on any Redemption Date at the Redemption Price. In addition, as provided in the Indenture, if the Seller is required to pay Liquidated Damages pursuant to
Section 5.01(c) or (d) of the Sale Agreement, the Issuer will be required to redeem all outstanding Series of Transition Bonds, including the Class [ ] Transition Bonds, on the Liquidated Damages Redemption Date. [The Issuer will also be required to redeem the Class [ ] Transition Bonds in certain circumstances as provided in Sections 6(a) and 6(b) of the Supplement.]

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class [ ] Transition Bond may be registered in the Transition Bond Register upon surrender of this Class [ ] Transition Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bond Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an Eligible Guarantor Institution, and thereupon one or more new Class [ ] Transition Bonds of any Authorized Initial Denominations and in the same aggregate initial principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class [ ] Transition Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange.

         Each Class [ ] Transition Bondholder, by acceptance of a Class [ ] Transition Bond, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Bond Trustee on the Class [ ] Transition Bonds or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) any owner of a beneficial interest in the Issuer or (ii) any partner, owner, beneficiary, agent, officer, director or employee of the Bond Trustee, any holder of a beneficial interest in the Issuer or the Bond Trustee or of any successor or assign of the Bond Trustee, except as any such Person may have expressly agreed (it being understood that all of the Bond Trustee's obligations are in its individual capacity).

         Prior to the due presentment for registration of transfer of this Class
[ ] Transition Bond, the Issuer, the Bond Trustee and any agent of the Issuer or the Bond Trustee may treat the Person in whose name this Class [ ] Transition Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Class [ ] Transition Bond and for all other purposes whatsoever, whether or not this Class [ ] Transition Bond be overdue, and neither the Issuer, the Bond

Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Transition Bonds under the Indenture at any time by the Issuer with the consent of the Holders of Transition Bonds representing a majority of the Outstanding Amount of all Transition Bonds at the time Outstanding of each Series or Class to be affected. The Indenture also contains provisions permitting the Holders of Transition Bonds representing specified percentages of the Outstanding Amount of the Transition Bonds of all Series, on behalf of the Holders of all the Transition Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class [ ] Transition Bond (or any one of more Predecessor Transition Bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Class [ ] Transition Bond and of any Class [ ] Transition Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class [ ] Transition Bond. The Indenture also permits the Bond Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Transition Bonds issued thereunder.

         The term "Issuer" as used in this Class [ ] Transition Bond includes any successor to the Issuer under the Indenture.

         The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Bond Trustee and the Holders of Transition Bonds under the Indenture.

         The Class [ ] Transition Bonds are issuable only in registered form in Authorized Initial Denominations as provided in the Indenture and the Supplement, subject to certain limitations therein set forth.

         This Class [ ] Transition Bond, the Indenture and the Supplement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

         No reference herein to the Indenture and no provision of this Class [ ] Transition Bond or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class [ ] Transition Bond at the times, place, and rate, and in the coin or currency herein prescribed.

                                   ASSIGNMENT


Social Security or taxpayer I.D. or other identifying number of assignee

_____________________

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________________________________________

_______________________________________________________________________________
                         (name and address of assignee)

the within Class [ ] Transition Bond and all rights thereunder, and hereby irrevocably constitutes and appoints

_____________________________________________________________________________,
attorney, to transfer said Class [ ] Transition Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ______________                            _____________________________*
                                                 Signature Guaranteed:



_____________________                            ______________________________




___________

         * NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class [ ] Transition Bond in every particular, without alteration, enlargement or any change whatsoever.